Exhibit 99.2

Informed Access & Pricing Strategy

Pricing & Access Decisions Informed by Marinus values

COMMUNITY
First & only FDA approved treatment for seizures associated with CDD

COMMITMENT
Patient assistance programs will support access and affordability for CDD patients

INNOVATION
Committed to innovation and building a scalable business model to help more patients in the future

Dosing Assumptions*

- Avg. age: 4.5 years old
- Avg. weight: ~16 kg
- Avg. daily dose: ~50–55 (mg/kg)

Transparent, weight-based pricing strategy

Bottle WAC: $2,425 / 110mL

Avg. Annual WAC: ~$133,000

Marinus is committed to no price increases through end of 2023

MARINUS

*Based on Marigold Trial and market research

©2022 Marinus Pharmaceuticals. All Rights Reserved
1